                                                                   EXHIBIT 1.2



                              WARRANT AGREEMENT

         This WARRANT AGREEMENT (this "AGREEMENT") is entered into as of __________, 1997 by and among Securacom, Incorporated, a Delaware corporation (the "COMPANY"), and Cruttenden Roth Incorporated ("CRUTTENDEN") and Scott & Stringfellow, Inc. ("SCOTT" and together with Cruttenden, the "REPRESENTATIVES").

         A. The Representatives have agreed to act as the Representatives of the several underwriters in connection with the proposed public offering by the Company pursuant to that certain Underwriting Agreement with the Company dated _______________, 1997 (the "UNDERWRITING AGREEMENT") of up to 1,600,000 shares in the aggregate of its Common Stock, par value $0.01 per share (the "COMMON STOCK"), including 240,000 of such shares covered by an over-allotment option (the "PUBLIC OFFERING"); and

         B. Pursuant to Section 4(p) of the Underwriting Agreement and as part of the Representatives' compensation in connection with the Public Offering, the Company has agreed to sell to the Representatives, at a price of $0.01 per warrant, warrants (the "WARRANTS") to purchase, at a price of $______ per share, up to an aggregate of 140,000 shares of Common Stock (hereinafter, and as the number thereof may be adjusted as set forth herein, the "WARRANT SHARES").

         In consideration of the foregoing premises and the mutual agreements herein and in the Underwriting Agreement and for other good and valuable consideration, the parties hereto agree as follows:

         1. Issuance of Warrants: Form of Warrant Certificate. The Company shall issue to each of the Representatives, on the Closing Date referred to in the Underwriting Agreement, that number of Warrants set forth opposite such Representative's name on Schedule 1. Certificates representing the Warrants in substantially the form of Exhibit A (the "WARRANT CERTIFICATES") shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer or Vice President of the Company, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company, and delivered to the Representatives on the Closing Date referred to in the Underwriting Agreement, and thereafter to successive registered Holders (as defined below). Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant Certificates or did not hold such offices on the date of this Agreement. Warrant Certificates shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

         2.      Term and Exercise of Warrants.

                 2.1 Each Warrant entitles the registered owner thereof to purchase one share of Common Stock (subject to adjustment as set forth herein) at any time from 10:00 a.m.,

California time, on ______________, 1998 (the "INITIATION DATE") until 6:00 p.m., California time, on _______________, 2001 (the "EXPIRATION DATE") at a purchase price of $_______ (subject to adjustment as set forth herein) (the "WARRANT PRICE"). Subject to the provisions of this Agreement, each registered Holder (as defined below) of Warrants shall have the right to exercise the Warrants and purchase the underlying Warrant shares, either in their entirety or from time to time, effective as of any date specified by the Holder from and after the Initiation Date and on or before the Expiration Date in the manner set forth in the Warrant Certificate. Payment of the aggregate Warrant Price for all Warrant Shares for which Warrants are exercised shall be made, in the discretion of the Holder, in cash or by certified or official bank check or by net issuance, or a combination thereof. Exercise by net issuance shall be effected without payment by the Holder of any cash or other consideration by the Company's withholding from the Warrant Shares that would otherwise be issued upon exercise if the exercise price were paid in cash, that number of Warrant Shares which, when multiplied by the Closing Price for the day immediately preceding the date of exercise, equals the aggregate Warrant Price for the Warrants so exercised.

                 2.2 Notwithstanding the foregoing, if at 6:00 p.m., California time on the Expiration Date, any Holder of Warrants has not exercised its Warrants and has not notified the Company that it waives automatic issuance pursuant to this Section 2.2, then all such unexercised Warrants shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of all such unexercised Warrants minus (B) a number of shares of Common Stock equal to the quotient obtained by dividing the aggregate Warrant Price for all such unexercised Warrants by the Closing Price (as defined in Section 11.1(c) below) for the Common Stock on the Expiration Date.

                 2.3 Upon exercise of Warrants and payment of the applicable Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants (net of any Warrant Shares withheld in payment of the Warrant Price, if paid by net issuance), together with cash, as provided in Section 12, in respect of any fraction of a share otherwise issuable upon such exercise and, if the number of Warrants represented by a Warrant Certificate shall not be exercised in full, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate surrendered but not exercised. Any person(s) designated by the exercising Holder as the holder of the Warrant Shares issuable upon exercise shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price, or such later date as the exercising Holder may specify, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Warrant Shares have not been delivered.

         3. Registration. The Warrant Certificates shall be numbered and shall be registered on the books of the Company (the "WARRANT REGISTER") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant Certificate (notwithstanding any notation of ownership or other writing made on the Warrant Certificate made by anyone) on the Warrant Register (the "HOLDER") as the owner in fact thereof and of the Warrants represented thereby for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or the Warrants represented thereby on the part of any other person, and shall



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not be liable for any registration or transfer of Warrants registered in the name of a fiduciary or the nominee of a fiduciary. The Warrant Certificates shall be registered initially in the names of each of the Representatives and in the denominations set forth for each Representative on Schedule 1, or in such other denominations as any Representative may request in writing to the Company with respect to the Warrants to be issued to such Representative.

         4.      Transfers.

                 4.1      Until ________________, 1998, the Warrants will not
be sold, transferred, assigned or hypothecated except to (a) bona fide officers or partners of the Representatives; (b) a successor to the Holder in a merger or consolidation; (c) a purchaser of all or substantially all of the Holder's assets; (d) any person receiving the Warrants from a permitted transferee at death pursuant to will, trust or the laws of intestate succession; (e) any other underwriter or selling group member that participated in the Public Offering and is a member of the NASD, or bona fide officers or partners thereof; or (f) any person by operation of law, provided that any such transfer shall be contingent upon the transferee's agreement in writing to be bound by the terms hereof.

                 4.2 The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representatives, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate or Warrant Certificates to the person entitled thereto.

                 4.3 The Company shall not be required to recognize any transfer of the Warrants or the Warrant Shares unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "ACT"), including a post-effective amendment to the Registration Statement, or (b) counsel reasonably satisfactory to the Company provides an opinion that the transfer may be made without registration pursuant to Rule 144 under the Act or otherwise.

                 4.4 The Company may stop transfer of the Warrants and the Warrant Shares to enforce the transfer restrictions set forth herein. The Warrant Certificates shall bear the following legend:

                 TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE WARRANT AGREEMENT DESCRIBED HEREIN.

                 THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION





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
         STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO WHICH SUCH SECURITIES WERE ORIGINALLY REGISTERED IN CONNECTION WITH ORIGINAL ISSUANCE OF THE WARRANTS REPRESENTED HEREBY, OR (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

         The Warrant Shares or other securities issued upon exercise of the Warrants shall bear the following legend, if applicable:

                 THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

         5. Compliance with Government Regulations. If any shares of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any federal or state law or applicable governing rule or regulation of any national securities exchange or market system, registration with or approval of any governmental authority, or listing on any such national securities exchange or market system before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed. The Company shall keep current in filing all reports, statements and other materials required to be filed with the Securities and Exchange Commission to permit Holders to sell the Warrants and the Warrant Shares under Rule 144.

         6. Payment of Taxes. The Company shall pay any taxes due in connection with the issuance or exercise of the Warrants other than transfer taxes payable in connection with secondary transfers of any Warrants or issuance of Warrant Shares to any person other than the registered Holder of such Warrants.

         7. Exchange of Warrant Certificates. Holders of Warrant Certificates may exchange them for another certificate or certificates representing the right of the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered by delivering the Warrant Certificates to be exchanged to the Company, properly endorsed or accompanied by a properly executed instrument of transfer, together with a written request for transfer, whereupon the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate or Certificates, as the case may be, as so requested.

         8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, subject to the provision to the Company by the Holder thereof of evidence reasonably satisfactory to the Company of such loss, theft or





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
destruction of such Warrant Certificate and, if requested, indemnity or bond also reasonably satisfactory to the Company, provided that no such bond shall be required from any of the initial Holders of the Warrants.

         9. Reservation of Warrant Shares; Authorization and Valid Issuance. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock or any other securities issuable upon the exercise of any of the rights of purchase aforesaid ("TRANSFER AGENT") is hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares or other securities as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and will supply such Transfer Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be issuable as provided in Section 12. The Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 11.2. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be cancelled. The Company represents that the Warrant Shares are duly authorized and covenants that, upon receipt by the Company of the full payment therefor, the Warrant Shares will be validly issued, fully paid, nonassessable, and not issued in violation of any preemptive rights.

         10. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed and/or included for trading on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed or included for trading.

         11. Adjustment of Warrant Price and Number of Warrant Shares. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                 11.1 Mechanical Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

                 (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant without giving effect thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or would have been entitled to receive after the happening of any of the events described





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above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) In case the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and in compliance with applicable law and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph), or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares purchasable upon the exercise of each Warrant without giving effect thereto by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in paragraph (c) below) as of the record date for such distribution or, if there is no record date with respect thereto then as of the date of such distribution, and the denominator of which shall be the current market price per share of Common Stock as of such date, less the fair value (as reasonably determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, however, no adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under this paragraph if the Company issues or distributes to each Holder of Warrants the rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                 In the event of a distribution by the Company to all holders of its shares of Common Stock or of the stock of a subsidiary of securities convertible into or exercisable for such stock (other than as described in subparagraph (a)(iv) above), then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 11.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.





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
                 (c)      For the purpose of any computation under paragraph
(b) of this Section, the current market price per share of Common Stock as of any date shall be the average of the daily Closing Prices for 20 consecutive trading days on which such Common Stock actually was traded commencing 30 trading days before the date of such computation. The "CLOSING PRICE" for any day shall be the last such reported sales price regular way for a share of Common Stock on that day on the principal national securities exchange or national market system on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the counter market or if not approved for such trading, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                 (d) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                 (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price per share payable upon exercise of each Warrant shall be appropriately and proportionately adjusted.

                 (f) If at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the other provisions of this Agreement, with respect to the Warrant and Warrant Shares, shall apply as nearly equivalent as practicable on like terms to such other securities.

                 (g) Upon the expiration of any rights, options, warrants or conversion or exchange privileges for which an adjustment was made hereunder, if any thereof shall not have been exercised, the Warrant Price per share and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price per share or decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the





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adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                 11.2 Notice of Adjustment. Whenever the Company proposes any action that would result in an adjustment of the number of Warrant Shares purchasable upon the exercise of Warrants or the Warrant Price per share as herein provided, the Company shall, at least 10 days prior to the date of such action or, if earlier, the record date therefor, mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments, the proposed date and, if applicable, record date therefor, and a certificate of a firm of independent public accountants selected by the board of directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares to be purchasable upon the exercise of each Warrant and the Warrant Price per share after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                 11.3     No Adjustment for Dividends.  Except as provided in
Section 11.1, no adjustments in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                 11.4 Preservation of Purchase Rights Upon Merger, Consolidation etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement (and shall not effect any such transaction in the absence of such an agreement) that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and property which such Holder would have owned or would have been entitled to receive in connection with the happening of such consolidation, merger, sale, transfer or lease and as a result of subsequent transactions had such Warrant been exercised immediately prior to such action and such consideration been held until such exercise; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities, cash and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 11. The provisions of this Section 11.4 shall similarly apply to successive consolidations, mergers, sales transfer or leases.

                 11.5 Statements on Warrants. Irrespective of any adjustments in the Warrant Price per share or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the





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
exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay the exercising Holder in lieu thereof an amount in cash equal to the Closing Price for one share of the Common Stock, on the day immediately preceding the exercise date of the Warrant, multiplied by such faction.

         13.     Registration Rights.

                 13.1 Demand Registration Rights. Within 60 days after receipt of a written request from Holders of at least 50% in interest of the aggregate of Warrants and/or Warrant Shares that the Representatives or such Holders of the Warrants and/or Warrant Shares desire and intend to transfer more than 25% in interest of the aggregate number of the Warrants and/or Warrant Shares under such circumstances that a public offering, within the meaning of the Act, will be involved, the Company shall (subject to the last sentence of this paragraph) notify all Holders of such request and file a registration statement (and use its reasonable best efforts to cause such registration statement to become effective under the Act) with respect to the offering and sale or other disposition of the Warrants and/or Warrant Shares requested to be included by the requesting Holders and any other Holders who request inclusion of Warrants or Warrant Shares within 20 days after the Company has given them notice of the registration (the "OFFERED SECURITIES"); provided, however, that the Company shall not be obligated to comply with the foregoing provisions of this Section 13.1 if in the opinion of counsel to the Company reasonably acceptable to the Holder or Holders from whom such written requests have been received, registration under the Act is not required for the transfer of the Offered Securities in the manner proposed by such person or persons, or a post-effective amendment to an existing registration statement would be legally sufficient for such transfer (in which latter event the Company shall promptly file such post-effective amendment (and use its best efforts to cause such amendment to become effective under the Act)). Notwithstanding the foregoing, however, the Company shall not be obligated to provide more than one effective registration statement meeting the requirements hereof pursuant to this Section 13.1.

         The Company may defer the preparation and filing of a registration statement for up to 90 days after the request for registration is made if the Company's board of directors determines in good faith that (i) such registration or post-effective amendment would materially adversely affect or otherwise materially interfere with a proposed or pending material transaction by the Company, including without limitation a financing or a corporate reorganization, or (ii) the Company is in possession of material inside information concerning the Company or its securities, disclosure of which would be illegal or have a material adverse effect upon the Company.

         The Company shall not be obligated to honor any request to register Warrant Shares pursuant to this Section 13.1 received later than four (4) years from the effective date of the Company's Registration Statement on Form S-1 (File No. 333-26439) (the "EFFECTIVE DATE"). The Company shall not be required
(i) to maintain the effectiveness of the registration statement beyond the earlier to occur of 120 days after the effective date of the registration statement or the date on which all of the Offered Securities have been sold (the "TERMINATION DATE"); provided, however, that if at the Termination Date the Offered Securities are covered by a registration





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
statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to Offered Securities for so long as such registration statement (or any substitute registration statement) remains or is required to remain in effect for any such other securities, or (ii) to cause any registration statement with respect to the Warrant Shares to become effective prior to the Initiation Date. All expenses of registration pursuant to this Section 13.1 shall be borne by the Company (excluding underwriting discounts and commissions on securities not sold by the Company).

         The Company shall be obligated pursuant to this Section 13.1 to include in the registration statement Warrant Shares that have not yet been purchased by a Holder of Warrants so long as such Holder of Warrants submits an undertaking to the Company that such Holder intends to exercise Warrants representing the number of Warrant Shares to be included in such registration statement prior to the consummation of the public offering with respect to such Warrant Shares. In addition, such Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the public offering with respect to such Warrant Shares.

                 13.2 Piggy-back Registration Rights. In the event the Company proposes to file (for its own offer and sale or offer and sale by selling security holders) a registration statement under the Act at any time on or before ______________, 2000 (the third anniversary of the Effective Date) with respect to any class of security (other than in connection with an exchange offer, a non-cash offer or a registration statement on Form S-4 or Form S-8 or any successor registration statement form) which becomes or which should be expected to become effective at any time after the Initiation Date then the Company shall in each case give written notice of such proposed filing to the Holders of Warrants and Warrant Shares at least 30 days before the proposed filing date and such notice shall offer to such Holders the opportunity to include in such registration statement such number of Warrant Shares as they may request, unless, in the opinion of counsel to the Company reasonably acceptable to any such holder of Warrants or Warrant Shares who wishes to have Warrant Shares included in such registration statement, registration under the Act is not required for the transfer of such Warrants and/or Warrant Shares in the manner proposed by such Holders. The Company shall not be obligated to honor any request to register any such Warrant Shares if the Company is not notified in writing of any such request pursuant to this
Section 13.2 within 20 days after the Company has given notice to the Holders of the filing. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the Holders of Warrant Shares requested to be included in the registration (the "PIGGY-BACK SHARES") to include such Piggy-back Shares in the proposed offering on the same terms and conditions as applicable to securities of the Company included therein or as applicable to securities of any person other than the Company and the Holders of Piggy-back Shares if the securities of any such person are included therein. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that it believes that the distribution of all or a portion of the Piggy-back Shares requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holders of such Piggy-back Shares shall delay their offering and sale of Piggyback Shares (or the portion thereof so designated by such managing underwriter) for such period, not to exceed 120 days, as the managing underwriter shall request provided that no such delay shall be required as to Piggy-back Shares if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holders of Piggy-back Shares. In the event of such delay, the Company shall file such supplements, post-effective amendments or separate registration statement, and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 90 days immediately following the end of such period of delay ("PIGGY-BACK TERMINATION DATE"); provided, however, that if at the Piggy-back Termination Date the Piggyback Shares are covered by a registration statement which is, or is required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Shares for so long as such registration statement remains or is required to remain in effect for any of such other securities.

         The Company shall be obligated pursuant to this Section 13.2 to include in the registration Warrant Shares that have not yet been purchased by a holder of Warrants so long as such Holder of Warrants submits an undertaking to the Company that such Holder intends to exercise Warrants representing the number of Warrant Shares to be included in such registration prior to the consummation of the offering made pursuant thereto. In addition, such Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the public offering with respect to such Warrant Shares.

         If the Company decides not to proceed with a registration and offering in which Piggy-back Shares are included, the Company has no obligation to proceed with the offering of the Piggy-back Shares, unless the Holders of the Warrants and/or Warrant Shares otherwise comply with the provisions of Section
13.1 hereof (without regard to the 60 days' written request required thereby).

                 13.3 In connection with the registration of securities in accordance with Sections 13.1 and 13.2 above, the Company shall:

                 (a) Use its reasonable best efforts to register or qualify the securities for offer or sale under the state securities or Blue Sky laws of such states which the Holders of such Warrant Shares shall designate; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not then so subject or to register or get a license as a broker or dealer in securities in any jurisdiction where it is not so registered or licensed.

                 (b) Pay all costs, other than fees and disbursements of counsel for the Holders and underwriting discounts and commissions, if any, in respect of securities held by the Holders.

                 (c) Furnish to each Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Holder may reasonably request to facilitate the disposition of the securities included in such registration.

                 (d) If an opinion of counsel for the Company is delivered to any underwriter in connection with the registration, such opinion to each Holder participating in the registration.

                 (e) Enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any securities included by a Holder in the registration.

                 13.4     (a)     The Company shall indemnify and hold harmless
each Holder participating in any registration hereunder against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or otherwise, specifically including, but not limited to, losses, claims, damages, judgments, liabilities and expenses (including the fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) (or actions in respect thereof), as they are incurred and regardless of whether the indemnitee is a party to the litigation, if any, arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus or final prospectus included in any registration statement filed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Holder furnished to the Company by such Holder specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 13.4(a) with respect to any preliminary prospectus shall not inure to the benefit of any Holder from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased securities, if adequate copies of the applicable final prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected were provided by the Company to the Holder or its representatives and the Holder or its representatives did not deliver such final prospectus to such person.

                 The indemnity agreement in this Section 13.4(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Holder within the meaning of the Act or the Exchange Act and each of the agents, employees, officers and directors of each Holder and person who so controls any Holder. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                 (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages, judgments liabilities and expenses (including the fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) (or actions in respect thereof), as they are incurred and regardless of whether the indemnitee is a party to the litigation, if any, arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Holder herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus or final prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
Section 13.4(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                 The indemnity agreement in this Section 13.4(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed such registration statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Holder may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section 13.4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 13.4, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 13.4 except to the extent that it has been prejudiced by such omission. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party hereunder for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 13.4(a) or 13.4(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

                 (d)      To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Section 13.4(a) or 13.4(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the affected Holders of the securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 13.4(c). In no case shall any Holder be responsible for a portion of the contribution obligation imposed on all Holders in excess of its pro rata share based on the number of shares of Common Stock (or other successor securities) owned (or which would be owned upon exercise of all Warrants) by it and included in such registration as compared to the number of shares of Common Stock (or other successor securities) owned (or which would be owned upon exercise of all Warrants) by all Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 13.4(c), each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Holder or control person shall have the same rights to contribution as such Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 13.4(c). Anything in this Section 13.4(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 13.4(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

         14. No Rights as Stockholder; Notices to Holders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders or their transferee(s) the right to vote or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                 (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                 (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                 (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event to the Holders, as provided in Section 16 hereof and (ii) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

         15. Attorney's Fees. In the event of any action, suit, counterclaim, appeal, arbitration, mediation, or other proceeding (an "ACTION") between any Holder and the Company arising out of or in connection with this Agreement or the Warrants, in addition to any damages and costs to which the prevailing party would otherwise be entitled, the losing party in any such Action shall pay to the prevailing party the attorneys' fees and costs incurred by the prevailing party in connection with such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in an Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. Attorneys' fees shall include, but not be limited to, fees incurred in the following: (1) post judgment motions and collection actions;
(2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery, and (5) bankruptcy. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although with respect to any claim, it may be determined by the court or arbitrator before which the Action is brought that there is no prevailing party.

         16. Notices. Any notice pursuant to this Agreement to be given or made by the registered Holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

                 Securacom, Incorporated
                 50 Tice Boulevard
                 Woodcliff Lake, New Jersey  07675
                 Attn:  Chief Executive Officer

Notices or demands authorized by this Agreement to be given or made by the Company to the registered Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant Register.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws.

         18. Supplements and Amendments. The Company and the Representatives owning at least a majority of the outstanding Warrants may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representatives may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant Certificates and which shall not adversely affect the interests of the Holders. This Agreement may also be supplemented or amended from time to time by a writing executed by or on behalf of the Company and all of the Holders.

         19. Successor. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder. Assignments by the Holders of their rights hereunder shall be made in accordance with Section 4.

         20. Merger or Consolidation of the Company. So long as Warrants remain outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants and Warrant Shares.

         22. Captions; References. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect. References herein to Sections, Schedules and Exhibits are, unless otherwise specified, references to the referenced section, schedule or exhibit hereof or hereto.

         23. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

SECURACOM, INCORPORATED                    CRUTTENDEN ROTH INCORPORATED



By:                                        By:
   ---------------------------------          ---------------------------------

Name:                                      Name:
     -------------------------------            -------------------------------

Title:                                     Title:
      ------------------------------             ------------------------------

SCOTT & STRINGFELLOW



By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

                                 Schedule 1 to

                               Warrant Agreement

Representative                                           Number of Warrants

Cruttenden Roth Incorporated

Scott & Stringfellow, Inc.

                                   EXHIBIT A

                                  Exhibit A to

                               Warrant Agreement

                         [Form of Warrant Certificate]

         TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE WARRANT AGREEMENT DESCRIBED HEREIN.

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO WHICH SUCH SECURITIES WERE ORIGINALLY REGISTERED IN CONNECTION WITH ORIGINAL ISSUANCE OF THE WARRANTS REPRESENTED HEREBY, OR (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                   EXERCISABLE ON OR BEFORE ___________, 2001

No.                                                           _______ Warrants

                              Warrant Certificate

                             SECURACOM INCORPORATED

         This Warrant Certificate certifies that [Cruttenden Roth Incorporated], or registered assigns (the "HOLDER"), is the registered holder of __________ Warrants (the "WARRANTS") to purchase Common Stock, $0.01 par value per share (the "COMMON STOCK"), of Securacom, Incorporated, a Delaware corporation (the "COMPANY"). Each Warrant entitles the registered Holder thereof to purchase one share of Common Stock (subject to adjustment as set forth in the Warrant Agreement (as defined below), at any time from 10:00 a.m., California time, on ____________, 1998 (the "INITIATION DATE") until 6:00 p.m., California time, on ____________, 2001 (the "EXPIRATION DATE") at a purchase price of $________ (the "WARRANT PRICE").

         Subject to the provisions of the Warrant Agreement, the Holder shall have the right to exercise the Warrants and purchase the underlying Warrant Shares, either in their entirety or from time to time, effective as of any date specified by the Holder from and after the Initiation Date and on or before the Expiration Date. Exercise shall be effected by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price or designation of net issuance at the office of the Company designated for such purpose. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder or such Holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         Payment of the aggregate Warrant Price for all Warrant Shares for which Warrants are exercised shall be made, in the discretion of the Holder, by certified or official bank check or by net issuance, or a combination thereof. Exercise by net issuance shall be effected without payment by the Holder of any cash or other consideration by the Company's withholding from the Warrant Shares that would otherwise be issued upon exercise if the exercise price were paid in cash, that number of Warrant Shares which, when multiplied by the Closing Price for the day immediately preceding the date of exercise, equals the aggregate Warrant Price for the Warrants so exercised.

         Notwithstanding the foregoing, if at 6:00 p.m., California time on the Expiration Date, the Holder has not exercised its Warrants and has not notified the Company that it waives automatic issuance, then all such unexercised Warrants shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of all such unexercised Warrants minus (B) a number of shares of Common Stock equal to the quotient obtained by dividing the aggregate Warrant Price for all such unexercised Warrants by the Closing Price (as defined in Section 11.1(c) of the Warrant Agreement) for the Common Stock on the Expiration Date.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement, dated as of _________, 1997 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders of the Warrants. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

         The Warrant Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No fractions of a share of Common Stock will be issued upon the exercise of any Warrants but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Holder is entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof as set forth in the Warrant Agreement.

         Warrant Certificates may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         The Company may deem and treat the registered Holder of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) as the





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owner in fact hereof and of the Warrants represented hereby for all purposes, and the Company shall not be affected by any notice to the contrary.

         Neither the Warrants nor this Warrant Certificate entitles the Holder to any rights of a stockholder of the Company.

         This Warrant Certificate shall not be valid unless countersigned by the Company.

         IN WITNESS WHEREOF, Securacom, Incorporated has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary.

Dated:               , 1997                        SECURACOM, INCORPORATED
        -------------

                                                   By:
                                                      -------------------------


                                                   Chief Executive Officer


Attest:
        -------------------------------------

Secretary





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
                         [Form of Election to Purchase]

                   (To be Executed upon Exercise of Warrant)

         The undersigned hereby irrevocably elects, effective as of ____________, to exercise the right, represented by this Warrant Certificate, to receive ___________ shares of Common Stock, par value $0.01 per share, of Securacom, Incorporated and elects to pay the Exercise Price as indicated below:

         [ ] Payment in cash in the amount of $_______ per share, for a total aggregate Exercise Price payment of $________; check payable to Securacom, Incorporated in the amount of such aggregate Exercise Price.

         [ ] Payment on a cashless, net issuance basis by foregoing receipt of that number of shares of Common Stock otherwise issuable upon this exercise as has an aggregate value, at the Closing Price, equal to the aggregate Exercise Price.

         The undersigned requests that a certificate for such shares be registered in the name of _____________________________, whose address is ___________________________________________________ and that such shares be delivered to ____________________________ whose address is
________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant certificate representing the remaining balance of such shares be registered in the name of ________________________________, whose address is _________________________, and that such Warrant certificate be delivered to
_______________________, whose address is _________________________________.

                                                   Signature:

Date:

                                                   Signature Guaranteed:








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